UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014

BIOAMBER INC.

(Exact name of registrant as specified in charter)

Delaware	001-35905	98-0601045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Rene Levesque West, Suite 4110 Montreal, Quebec, Canada H3B 4W8	3850 Lane North, Suite 180 Plymouth, Minnesota 55447
(Address of principal executive offices)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2014, BioAmber Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Canaccord Genuity Inc. as the representatives for the several underwriters named therein (the “Underwriters”) to issue and sell 2,800,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company in a public offering pursuant to a shelf registration statement on Form S-3 (File No. 333-196470) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”). In addition, the Company granted the Underwriters an option to purchase, for a period of 30 calendar days from July 16, 2014, up to an additional 420,000 shares of Common Stock. The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $31.1 million, or approximately $35.8 million if the Underwriters exercise in full their option to purchase the additional shares of Common Stock. The Offering closed on July 21, 2014.

Jean-Francois Huc and Michael A. Hartmann, each members of the Company’s management, and Thomas Desbiens, a founder of the Company and of Boivin Desbiens Senecal Letendre, the Company’s outside legal counsel, have participated in the offering by purchasing an aggregate of 10,000 shares of common stock at the price per share to the public of $12.00.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 hereto. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

On July 15, 2014, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated as of July 16, 2014 by and between BioAmber Inc. and Credit Suisse Securities (USA) LLC and Canaccord Genuity Inc. as representatives of the several underwriters named therein

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

99.1	Press release of BioAmber Inc. issued on July 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAMBER INC.

Date: July 21, 2014	By:	/s/ Andrew Ashworth
Andrew Ashworth, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of July 16, 2014 by and between BioAmber Inc. and Credit Suisse Securities (USA) LLC and Canaccord Genuity Inc. as representatives of the several underwriters named therein

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

99.1	Press release of BioAmber Inc. issued on July 15, 2014